Exhibit 21

LIST OF SUBSIDIARIES OF NAVTEQ CORPORATION

(A DELAWARE CORPORATION)

1	NAVTEQ North America, LLC (a Delaware limited liability company)
2.	NAVTEQ International, LLC (a Delaware limited liability company)
3	NAVTEQ Kabushiki Kaisha (a Japan corporation)
4.	NAVTEQ Canada Inc. (an Ontario corporation)
5.	NAVTEQ B.V. (a Netherlands corporation)
6.	NAVTEQ Austria GmbH (an Austria corporation)
7.	NAVTEQ N.V./S.A. (a Belgium corporation)
8.	NAVTEQ Srl (an Italy corporation)
9.	Geoinformation NAVTEQ - Tecnologias de Navegacao, Unipessoal, Lda. (a Portugal corporation)
10.	Navigation Technologies S.L. (a Spain corporation)
11.	Navigation Technologies Sweden AB (a Sweden corporation)
12.	NAVTEQ Switzerland GmbH (a Switzerland corporation)
13.	Navigation Technologies CIS LLC (a Russia limited liability company)
14.	NT Data CIS LLC (a Russia limited liability company)
15.	NAVTEQ SRO (a Czech Republic corporation)
16.	NAVTEQ Europe B.V. (a Netherlands corporation)
17.	NAVTEQ Solutions Malaysia SDN. BHD. (a Malaysian organization)
18.	NAVTEQ Solutions, S. De R.L. de C.V. (a Mexican organization)
19.	NAVTEQ Korea Co., Ltd. (a Korean corporation)
20.	NAV2 Co., Ltd. (a Chinese joint venture company of which NAVTEQ owns 49%)
21.	NAVTEQ do Brasil Tecnologia e Soluçơes de Navegaçăo Ltda. (a Brazil corporation)
22.	NAVTEQ PTE. LTD. (a Singapore corporation)
23.	NAVTEQ Holdings B.V. (a Netherlands corporation)
24.	NAVTEQ International B.V. (a Netherlands corporation)
25.	The Map Network, Inc. (a Delaware corporation)
26.	Traffic.com, Inc. (a Delaware corporation)
27.	NT Acquisitions Corp. (a Delaware corporation)
28.	NAVTEQ Chile Ltda (a Chile company)
29.	Traffic.com Asia (a Cayman Islands company)
30.	NAVTEQ Cyprus Limited (f/k/a Porsilo Investment Limited)
31.	NAVTEQ Cografi Bilgi Ticaret Limited Sirketi (a Turkey company)
32.	NAVTEQ German Holdings B.V. (a Netherlands company)
33.	NAVTEQ Verwaltungs GmbH (a German company)
34.	NAVTEQ Germany GmbH & Co. KG (a German partnership)
35.	Mapsolute GmbH (a German company)
36.	Mapsolute do Brasil Mapeamento Ltds. (a Brazil company)
37.	Mapsolute Ltd. (a UK company)
38.	Mapsolute Inc. (a Delaware company)
39.	Mapsolute Finland Oy (a Finland company)
40.	NAVTEQ America Holdings B.V. (a Netherlands company)